UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): October 18, 2017

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33417 (Commission File Number)	22-2535818 (I.R.S. Employer Identification No.)

1590 Reed Road Pennington, New Jersey (Address of principal executive offices)	08534 (Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2017, Ocean Power Technologies, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Aegis Capital Corp. (the “Placement Agent”) pursuant to which the Company agreed to sell (the “Offering”) 5,739,437 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at a price of $1.42 per share.

The Company expects to realize gross proceeds from the Offering of approximately $8,150,000, before deducting placement agent fees and other offering expenses.

The offer and sale of the Common Stock is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-209517) that was declared effective by the Securities and Exchange Commission (the “SEC”) on April 26, 2016, and is being made pursuant to a prospectus supplement dated October 19, 2017, which is being filed with the SEC pursuant to Rule 424(b) of the Securities Act. The Offering is expected to close on or about October 23, 2017, subject to satisfaction of customary closing conditions.

The Placement Agency Agreement provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Placement Agent for payments that the Placement Agent may be required to make because of such liabilities.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its best efforts to arrange for the sale of all of the shares of Common Stock being issued and sold in the Offering. The Placement Agent will be paid a cash fee (the “Placement Fee”) in an aggregate amount equal to 6.5% of the gross cash proceeds received by the Company from the sale of the shares of Common Stock in the Offering. In addition to the Placement Fee to be paid by the Company, the Company has agreed to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering, which aggregate amount of such expenses reimbursed by the Company will not exceed $60,000.

The foregoing description of the Placement Agency Agreement is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, the form of which are filed hereto as Exhibit 1.1, and which is incorporated by reference herein in its entirety. The Company is filing the opinion of its counsel, Porter Hedges LLP, relating to the legality of the issuance and sale of the shares of Common Stock, as Exhibit 5.1 hereto, which is incorporated by reference herein and into the registration statement.

Item 8.01.        Other Events.

On October 18, 2017, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 19, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

These press releases shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description

1.1*	Placement Agency Agreement dated October 19, 2017, between Ocean Power Technologies, Inc. and Aegis Capital Corp.

5.1*	Opinion of Porter Hedges LLP with respect to the legality of the securities, including consent.

23.1*	Consent of Porter Hedges LLP (included in Exhibit 5.1).

99.1*	Press Release dated October 18, 2017.

99.2*	Press Release dated October 19, 2017.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby

George H. Kirby
President and Chief Executive Officer